Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-188192) and Form S-8 (Nos. 333-189511, 333-169297, 333-162218, 333-116277, 333-86966, 333-63293, and 333-35073) of The TJX Companies, Inc. of our report dated March 31, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts

March 31, 2015